As filed with the Securities and Exchange Commission on  January 19, 1996.
                                                Registration No. 33-___________
    ==========================================================================
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                     FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      APPLIED BIOSCIENCE INTERNATIONAL INC.
              (Exact Name of Registrant as Specified in Its Charter)


                  Delaware                            22-2734293
         (State or Other Jurisdiction               (I.R.S. Employer
      of Incorporation or Organization)           Identification No.)


            4350 North Fairfax Drive, Arlington, Virginia  22203
            (Address of Principal Executive Offices) (Zip Code)


       APPLIED BIOSCIENCE INTERNATIONAL INC. EXECUTIVE RETIREMENT PLAN
                          ( Full Title of the Plan)

                             Stephen L. Waechter
                           Chief Financial Officer
                    Applied Bioscience International Inc.
                           4350 North Fairfax Drive
                          Arlington, Virginia  22203
             -------------------------------------------------
                   (Name and Address of Agent for service)

                               (703) 516-2490
        (Telephone number, including Area Code, of Agent for service)

                                 Copies to:
                           Craig E. Chason, Esq.
                    Shaw, Pittman, Potts & Trowbridge
                            2300 N Street, N.W.
                         Washington, D.C.  20037

                      CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
    Title of                      Proposed Maximum   Proposed Maximum
   Securities      Amount to be    Offering Price   Aggregate Offering      Amount of
to be Registered  Registered (1)    Per Share (2)        Price (2)      Registration Fee
------------------------------------------------------------------------------------------
 Common Stock,     65,624 shares       $6.6875           $438,861             $151
$0.01 par
value per share
------------------------------------------------------------------------------------------

(1) The Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the issuer's outstanding shares of common stock.

(2) Estimated solely for the purpose of computing the registration fee on the basis of the average of the high and low sales prices of the Registrant's Common Stock as reported by the Nasdaq National Market System on January 15, 1996, pursuant to Rule 457(c) under the Securities Act of 1933.

PROSPECTUS
----------

                      APPLIED BIOSCIENCE INTERNATIONAL INC.
                                65,624 SHARES OF
                                  COMMON STOCK
                                ($.01 par value)

     All of the shares of Common Stock, par value $.01 per share (the "Common Stock"), of Applied Bioscience International Inc. (the "Company") offered by this Prospectus are outstanding shares which, when offered for sale hereunder, will be offered and sold for the account of Geoffrey K. Hogan and John H. Timoney (collectively, the "Selling Stockholders"), stockholders of the Company. The Company will not receive any proceeds from the sale of such shares. See "Selling Stockholders."

     Such shares represent restricted stock awards granted under the Applied Bioscience International Inc. Executive Retirement Plan (the "Plan"). All of such shares are or were subject to certain limitations and restrictions (including certain vesting requirements) imposed by the terms of the Plan, and none of such shares may be resold until such restrictions and limitations have lapsed. It is anticipated that, upon the lapse of such restrictions, such shares will be sold from time to time through customary brokerage channels, either through broker-dealers acting as agents for the Selling Stockholders or through broker-dealers acting as principals who may then resell such shares in the over-the-counter market or otherwise, or through privately negotiated sales at negotiated prices, or by a combination of such methods. There is no underwriting agreement with respect to the shares covered by this Prospectus. The Selling Stockholders may pay commissions to designated broker-dealers for assisting in the placement of the shares; any such commissions will be subject to negotiation. See "Plan of Distribution."

     The Company has agreed to bear all of the expenses incurred by it in connection with the registration of the shares covered by this Prospectus. Each of the Selling Stockholders has agreed to pay his or her own expenses, including any brokerage commissions, personal legal fees or similar expenses, relating to any offer or sale of such Selling Stockholder's shares.

     The Common Stock of the Company is quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System ("Nasdaq National Market"). On January 15, 1996, the closing sales price for the Common Stock, as reported on the Nasdaq National Market, was $6.75 per share.
                  ____________________________________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is January 19, 1996.

                              AVAILABLE INFORMATION

     Applied Bioscience International Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the SEC at its offices at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at 75 Park Place, New York, New York 10007 and at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material also can be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the SEC are incorporated herein by reference:

     1. The Registration Statement on Form S-8 for the Plan as filed with the SEC herewith;

     2. The Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended on May 5, 1995 and July 28, 1995;

     3. The Company's Quarterly Report on Form 10-Q for the periods ended March 31, 1995, June 30, 1995 and September 30, 1995;

     4.   The Company's Current Report on Form 8-K (Date of Event:  November 21,
1995), as filed with the SEC on December 6, 1995;

     5. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (No. 0-15515); and

     6. All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock covered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated hereby by reference shall be deemed modified or superseded for purposes of this Prospectus to the extent that any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement.

     This Prospectus incorporates documents by reference which are not included herein or delivered herewith. Copies of these documents except for the exhibits to such documents (unless the exhibits are specifically incorporated by reference in such documents), are available upon request. Requests should be directed to Applied Bioscience International Inc., 4350 North Fairfax Drive, Arlington, Virginia 22203-1627, Attention: Corporate Secretary, telephone number: (703) 516-2490.

                                   THE COMPANY

     Applied Bioscience International Inc. (the "Company") provides a broad range of research and consulting services in the life and environmental sciences. Services provided include clinical research and development of pharmaceutical products, biologicals and medical devices; chemical risk assessment and risk management; and analytical laboratory services. Such services are provided under contract to clients in the pharmaceutical, general chemical, agrochemical, biotechnology and other industries throughout the world.

     The Company has grown through internal expansion and through acquisitions, including the acquisition of ENVIRON International Corporation in 1990 and Pharmaco Dynamics Research, Inc. in 1992. The Company operates through two operating groups, the Life Sciences Group and the Environmental Sciences Group.

     The Company's Life Sciences Group provides a broad range of inter-related life science-related services through Pharmaco LSR International Inc. (including its direct and indirect subsidiaries), Pharmaco UK Ltd. and Chicago Center for Clinical Research, wholly owned subsidiaries of the Company. The Company recently sold its toxicology testing business to Huntingdon International Holdings plc ("Huntingdon"), including two laboratories, one located in the United Kingdom and the other located in the United States.

     Pharmaco LSR offers clinical research and development services to the pharmaceutical, biotechnology and consumer products industries. Pharmaco LSR's business centers primarily on the clinical testing and development of new and existing pharmaceutical and biotechnology products and medical devices in humans. It is engaged in the clinical development process, including analytical chemistry, evaluation of clinical data, data processing, biostatistical analysis and the preparation of supporting documentation for compliance with regulatory requirements. Prior to November 1995, Pharmaco LSR also provided, through its divisions and subsidiaries, contract biological safety ("toxicological") testing services on a worldwide basis through two laboratories, one located in the United Kingdom and the other in the United States. In November 1995, the Company sold the toxicology business of Pharmaco LSR, including its two laboratories, to Huntingdon for cash consideration of $32.5 million and Huntingdon's phase I clinical center located in Leicester, England.

     The Company's Environmental Sciences Group provides environmental science-related services through APBI Environmental Sciences Group, Inc. ("APBI Environmental Sciences Group"), a wholly owned subsidiary of the Company, under the tradename ENVIRON.

     The ENVIRON division of APBI Environmental Sciences Group is a multidisciplinary environmental and health sciences consulting firm that provides a broad range of services relating to potentially hazardous substances in the environment, in consumer products and the workplace. Services provided by ENVIRON are concentrated in the assessment and management of chemical risk and are characterized by engagements supporting private sector clients with complex, potentially high liability concerns.

     The market for the Company's services has developed principally as a result of public concern over the safety of pharmaceutical, chemical and consumer products; the associated increase in litigation related to exposure to hazardous substances; legislation in the United States and abroad regulating the pre-market approval and post-market surveillance of such products and mandating the management, control and remediation of hazardous substances in the environment; and increased investment in research and development by pharmaceutical and biotechnology companies, including increased outsourcing of product development services.

     In December of 1995, the Company announced that it had retained Lehman Brothers to evaluate whether shareholder value would be enhanced through a separation of the Company into its two business units, Pharmaco LSR and ENVIRON, and, if the outcome of the evaluation is positive, to explore mechanisms whereby separation is best achieved.

     The Company was incorporated in September 1986 under the laws of Delaware. The Company's principal executive offices are located at 4350 North Fairfax Drive, Arlington, Virginia 22203-1627, telephone number: (703) 516-2490.

                                 USE OF PROCEEDS


     All of the shares of Common Stock of the Company offered by this Prospectus are outstanding shares which, when offered for sale hereunder, will be offered and sold for the account of the Selling Stockholders. The Company will not receive any proceeds from the sale of such shares. See "Selling Stockholders."

                              SELLING STOCKHOLDERS


     The Selling Stockholders are Geoffrey K. Hogan and John H. Timoney.   Any
sales of the shares of Common Stock covered by this Prospectus will be made by the Selling Stockholders for their own accounts and no proceeds from the sale of such shares will be received by the Company. Such sales may include sales to meet income tax withholding obligations.

     Dr. Hogan was employed by the Company or its predecessors from 1976 to 1995. Most recently, he served as the President of the Toxicology - North American division of the Company's Pharmaco LSR International Inc. ("Pharmaco LSR") subsidiary. Previously, from 1994 to 1995, Mr. Hogan served as the Senior Vice President of Toxicology Services/North American division of Pharmaco LSR. Mr. Hogan also served as a director of the Company from 1986 to 1994.


     Mr. Timoney currently is a Senior Vice President of the Company and Secretary of the Company's APBI Investor Relations, Inc. subsidiary. He has been employed by the Company or its predecessors since 1978. Mr. Timoney served as a director of the Company from 1986 to 1995.

     Of the 65,624 shares of Common Stock covered by this Prospectus, 20,328 shares were issued to Mr. Hogan, and 45,296 shares may be issued to Mr. Timoney, by the Company. All such shares were or may be issued by the Company to the Selling Stockholders under the provisions of executive retirement agreements between the Company and the Selling Stockholders and the Plan.

     Pursuant to the terms of executive retirement agreements entered into between the Company and each of the Selling Stockholders, the shares covered by this Prospectus vest in equal installments of 20% each over a five year period or upon attainment of a specified age (assuming continued employment through such vesting dates and satisfaction of certain other conditions), subject to acceleration upon the occurrence of certain events. Until full vesting occurs, all of such shares are subject to certain restrictions against each owner's right to transfer, assign, pledge, hypothecate and encumber such shares. In connection with such restrictions, shares are not issued by the Company until full vesting occurs, whereupon, assuming compliance by each recipient thereof with all other provisions of the Plan and the executive retirement agreement executed by such recipient, the foregoing restrictions shall lapse with respect to such installment and such shares will be released by the Company to such recipient.

     Upon vesting, each Selling Stockholder will determine on an individual basis the timing and amount of any sale or sales of the shares of Common Stock so vested.

     Only 20,328 of the shares covered by this Prospectus are presently vested. Accordingly, it is impossible to determine when and if any of the remaining 45,296 shares, once vested, will be sold by Mr. Timoney. Further, it is not possible to determine the number of shares of Common Stock which will be owned by such Selling Stockholder after any sale or sales of shares covered by this Prospectus.

     The following table sets forth information furnished to the Company with respect to the beneficial ownership of the Company's Common Stock by each of the Selling Stockholders as of January 15, 1996, and as adjusted to reflect the sale of the shares of Common Stock offered hereby. The number of shares of Common Stock beneficially owned by each Selling Stockholder will constitute less than one percent of the Common Stock of the Company after giving effect to the sale of the shares offered hereby.


                        Number of Shares                    Number of Shares
 Name of Selling       Beneficially Owned       Shares     Beneficially Owned
 Stockholder        Prior to the Offering(1)   Offered    After the Offering(1)
 -----------        ------------------------   -------    ---------------------

 John H. Timoney           249,852(2)         45,296(3)        204,556(4)


 Geoffrey K. Hogan         197,344(5)         20,328           177,016




_________________________

(1) The number of shares has been adjusted to give effect to the two-for-one stock split payable by the Company to stockholders of record as of January 11, 1991 and a second two-for-one stock split payable to stockholders of record as of April 30, 1992.
(2) Consists of 45,296 shares of Common Stock issuable to Mr. Timoney under the Plan and his executive retirement arrangement, 23,928 shares owned jointly by Mr. Timoney and his wife, as to which they share voting and investment power, and 180,458 shares which may be acquired within the next 60 days pursuant to the exercise of options granted under the Company's Stock Incentive Program (1990). Excludes 8,334 shares subject to options granted under the Company's Stock Incentive Program (1990) which are not currently exercisable and will not become exercisable within the next 60 days.
(3) Represents the maximum number of shares of Common Stock that may be issued by the Company to Mr. Timoney under the Plan and his executive retirement arrangement with the Company.
(4) Assumes the issuance to Mr. Timoney of the maximum number of shares of Common Stock that may be issued by the Company under the Plan and his executive retirement arrangement with the Company and that all such shares of Common Stock are offered for sale and sold by such Selling Stockholder pursuant to this Prospectus.
(5) Includes 176,216 shares which may be acquired within the next 60 days pursuant to the exercise of options granted under the Company's Stock Incentive Program (1990).

                              PLAN OF DISTRIBUTION


     Any sales of the shares covered by this Prospectus shall be made at the discretion of each individual Selling Stockholder. It is anticipated that such sales will be effected from time to time through customary brokerage channels, either through broker-dealers acting as agents for one or both of the Selling Stockholders or through broker-dealers acting as principals who may then resell such shares in the over-the-counter market or otherwise, or through privately negotiated sales at negotiated prices, or by a combination of such methods. No underwriting agreements have been entered into with respect to the shares offered hereby. The Selling Stockholders may pay commissions to designated broker-dealers for assisting in the placement of the shares; any such commissions will be subject to negotiation. The Selling Stockholders and any broker-dealers acting as principals who may purchase shares from the Selling Stockholders and then resell such shares, in the over-the-counter market or otherwise, may be deemed to be statutory "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     The Company will not receive any of the proceeds from the sale of the shares offered hereby. However, in the case of Dr. Hogan, he has agreed to reimburse the Company from such proceeds for any federal and state income tax withholding obligations related to the vesting and receipt of his shares under the Plan. The Company has agreed to pay all expenses incurred by it in connection with the registration of the shares of Common Stock offered hereby. Each of the Selling Stockholders has agreed to pay his own expenses, including any brokerage commissions, personal legal fees or similar expenses, relating to any offer or sale of the shares. Any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under such Rule rather than pursuant to this Prospectus.


                           DESCRIPTION OF COMMON STOCK


     The Company's authorized capital stock consists of 40,000,000 shares of Common Stock, par value $.01 per share. As of the date of this Prospectus, there are 29,731,633 shares of Common Stock outstanding, all of which are legally issued, fully paid and non-assessable.

     The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available thereof. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of the Common Stock have no preemptive rights and have no right to convert their Common Stock into any other securities. The Certificate of Incorporation of the Company does not provide for cumulative voting.

     The Certificate of Incorporation of the Company contains certain provisions which may tend to deter attempts to acquire control of the Company and to ensure continuity of management. Specifically, there are provisions which: (i) divide the Board of Directors into three classes, require the election annually of directors comprising only one of the three classes and prohibit the removal of directors, except by vote of 66-2/3% of all shares entitled to vote or by a majority of the then authorized number of directors, thereby requiring up to three years to replace the entire Board of Directors (unless the required vote is obtained); (ii) deny stockholders the right to take action by written consent; (iii) provide that vacancies on the Company's Board of Directors that may occur for any reason between annual meetings may be filled only by the Board of Directors; (iv) require advance notice of stockholder nominations for election of directors and the furnishing of certain information concerning such nominees; and (v) require the vote of 66-2/3% of all shares entitled to vote in order to alter any of the foregoing provisions.

     In addition, the Company's Certificate of Incorporation contains "fair price" provisions designed to achieve a measure of assurance that any multi-step attempt to acquire the Company is made on terms which offer similar treatment to all stockholders. The "fair price" provisions generally require that certain transactions (such as mergers, sales of material assets, certain recapitalizations or reclassifications and the like) involving the Company and a holder of 10% or more of the Company's outstanding voting stock (as "Interested Stockholder") must be approved either (i) by vote of a majority of the directors then in office who are not affiliated with the Interested Stockholder or (ii) by the vote of 66-2/3% of all of the then outstanding shares of voting stock of the Company as a single class. The foregoing requirements would not be applicable to a transaction with an Interested Stockholder which meets certain procedural and other conditions, including the payment of a "fair price" based on the higher of the prices previously paid by the Interested Stockholder for securities of the Company within the two-year period prior to the proposed transaction or the fair market value of such securities at the time the stockholder became an Interested Stockholder.

                                     EXPERTS

     The consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report included therein with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                                     PART II

Item 3. Incorporation of Documents by Reference

       The following documents, which are on file with the Securities and Exchange Commission (the "Commission") (File No. 0-15515), are incorporated herein by this reference and made a part hereof:

       1. The Annual Report on Form 10-K of Applied Bioscience International Inc. (the "Registrant") for the year ended December 31, 1994, as filed with the Commission on March 31, 1995, and as amended on May 5, 1995 and July 28, 1995;

       2. The Registrant's Quarterly Reports on Form 10-Q for the periods ended March 31, 1995, June 30, 1995 and September 30, 1995;

       3. Registrant's Current Report on Form 8-K (Date of event: November 21, 1995), as filed with the Commission on December 6, 1995;

       4. The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A (No. 0-15515) filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any amendment or report filed for the purpose of updating those descriptions; and

       5. All other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities

       Not applicable.

Item 5. Interests of Named Experts and Counsel

       Not applicable.

Item 6. Indemnification of Directors and Officers

       The Registrant is a Delaware corporation, subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the "DGCL"). Section 145 of the DGCL provides for the indemnification, under certain circumstances, of any person in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), brought or threatened involving such person because of such person's service as a director, officer, employee or agent of the corporation or such person's service in any such capacity with respect to another corporation or other entity at the request of such corporation.

       The Registrant's Certificate of Incorporation provides for the indemnification of directors and officers of the corporation to the fullest extent authorized or permitted by the DGCL. Article Eleventh of the Certificate of Incorporation of the Registrant provides that each person who was or is made a party to (or is threatened to be made a party to) any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) shall be indemnified by the corporation to the fullest extent authorized or permitted by the DGCL and may advance expenses incurred by any officer in defending a civil or criminal action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by the corporation.

       Article Twelfth of the Certificate of Incorporation of the Registrant provides that, to the fullest extent permitted by the DGCL, the Registrant's directors will not be personally liable to the Registrant or its stockholders for monetary damages resulting from a breach of their fiduciary duty as directors. However, nothing contained in such Article Twelfth shall eliminate or limit the liability of directors (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

       The Registrant maintains directors' and officers' liability insurance, which indemnifies directors and officers of the Registrant against certain damages and expenses relating to claims arising out of the performance of their duties.

Item 7. Exemption from Registration Claimed

       Not applicable.

Item 8. Exhibits

       Item Number as per Item 601 of Regulation S-K.

       5      Opinion of Shaw, Pittman, Potts & Trowbridge (filed herewith).

       23(a)  Consent of Shaw, Pittman, Potts & Trowbridge (included in Exhibit
              5).

       23(b)  Consent of Arthur Andersen LLP (filed herewith).

       24 Power of Attorney (included in the signature page of this Registration Statement).

Item 9. Undertakings

       Item 512(a).  The Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply
       --------  -------
if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Item 512(b). The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Item 512(h). Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on this 19th day of January, 1996.

                                     APPLIED BIOSCIENCE INTERNATIONAL INC.
                                      a Delaware corporation (Registrant)

                                     By: /s/ Kenneth H. Harper
                                          ---------------------------
                                          Kenneth H. Harper
                                          Chairman of the Board, President and
                                          Chief Executive Officer

     Each of the directors and/or officers of Applied Bioscience International Inc. whose signature appears below hereby appoints Kenneth H. Harper and Stephen L. Waechter, and each of them severally, as his attorney-in-fact and agent with full power of substitution and resubstitution to sign in his or her name and behalf, in any and all capacities stated below and to file with the Commission, any and all amendments, including post-effective amendments to this Registration Statement, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Applied Bioscience International Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


     Signature                         Title                         Date
     ---------                         -----                         ----

/s/ Kenneth H. Harper      Chairman of the Board, President    January 19, 1996
---------------------
Kenneth H. Harper          and Chief Executive Officer
                           (Principal Executive Officer)

/s/ Stephen L. Waechter    Senior Vice President, Treasurer    January 19, 1996
-----------------------
Stephen L. Waechter        and Chief Financial Officer
                           (Principal Financial Officer)

/s/ Carol P. Hanna         Controller (Principal Accounting    January 19, 1996
------------------
Carol P. Hanna             Officer)

                                       Director                January 19, 1996
-------------------
Kirby L. Cramer

/s/ Steven A. Fleckman                 Director                January 19, 1996
----------------------
Steven A. Fleckman

                                       Director                January 19, 1996
-------------------
Frederick Frank

/s/ Frank E. Loy                       Director                January 19, 1996
----------------
Frank E. Loy

                                       Director                January 19, 1996
-----------------------
Lawrence C. McQuade

/s/ Thomas J. Russell, Jr.             Director                January 19, 1996
--------------------------
Thomas J. Russell, Jr.

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan administrators have duly caused this Registration Statement to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in the City of Arlington, the Commonwealth of Virginia, on this 19th day of January, 1996.

                                       APPLIED BIOSCIENCE INTERNATIONAL INC.
                                            EXECUTIVE RETIREMENT PLAN


                                       By: /s/ Kenneth H. Harper
                                           ----------------------------
                                        APPLIED BIOSCIENCE INTERNATIONAL INC.

                                          By: Kenneth H. Harper
                                              Chairman of the Board, President
                                              and Chief Executive Officer

                                INDEX TO EXHIBITS

  Exhibit                                                       Sequential Page
  Number      Exhibit Description                                    Number
  ------      -------------------                                    ------

     5        Opinion of Shaw, Pittman, Potts & Trowbridge.

   23(a)      Consent of Shaw, Pittman, Potts & Trowbridge
                (included in Exhibit 5).

   23(b)      Consent of Arthur Andersen LLP.

     24       Power of Attorney (included in the signature page
                of this Registration Statement).